Exhibit 23.3

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-107112 of Pro-Pharmaceuticals, Inc. (the “Company”) on Form SB-2 of our report dated March 24, 2003 (which expresses an unqualified opinion and includes an explanatory paragraph referring to the Company’s ability to continue as a going concern), appearing in the Prospectus, which is part of such Registration Statement and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

July 23, 2003